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                                 EXHIBIT 10.5c
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                  TRUST UNDER DEFERRED COMPENSATION AGREEMENT

          This Trust Agreement is made this 27th day of December by and between Suburban Bank of Maryland (the "Company") and Sibyl S. Malatras (the "Trustee").

          WHEREAS, Company wishes to establish a trust (herein after called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's insolvency as herein defined, until paid to William R. Johnson (the "Employee") under the deferred Compensation Agreement of even date herewith (the "Deferred Compensation Agreement") and his beneficiaries in such manner and at such times as specified therein;

          WHEREAS, is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Deferred Compensation Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of the Employee Retirement Income Security Act of 1974;

          WHEREAS, it is the intention of Company to make contributions to that trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Deferred Compensation Agreement;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                     SECTION 1. ESTABLISHMENT OF TRUST

         (a) Company shall deposit the sums stated in Paragraph 4(i) of that certain Employment Agreement of William R. Johnson even date herewith, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in the Trust Agreement.

         (b)  The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes described in the Deferred Compensation Agreement and general creditors of the Company as herein set forth. The Employee (sometimes herein also referred to as the "Beneficiary") shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Deferred Compensation Agreement and this Trust Agreement shall be more unsecured contractual rights of the Employee and his beneficiaries against Company. Any assets held by the Trustee will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section (a) herein.

         (e) The Company, in its sole discretion may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Employee shall have any right to compel such additional deposits except as provided in the Deferred Compensation Agreement.

          SECTION 2.  PAYMENTS TO THE EMPLOYEE AND HIS BENEFICIARIES.

         (a) The Company shall deliver to the Trustee written instructions that indicate the amounts payable in respect of the Employee (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the the Deferred Compensation Agreement, and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Employee and his beneficiaries in accordance with such instructions. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Deferred Compensation Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amount have been reported, withheld and paid by Company.
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         (b)  The entitlement of an Employee or his or her beneficiaries to benefits shall be determined by Company or such party as it shall designate, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Deferred Compensation Agreement.

         (c) The Company may make payment of benefits directly to the Employee or his beneficiaries as they become due under the terms of the Deferred Compensation Agreement. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Employee or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Deferred Compensation Agreement, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

 SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
            COMPANY IS INSOLVENT.

         (a) The Trustee shall cease payment of benefits to the Employee and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposed of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of  this Trust, as provided in
Section 1 (b) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, then the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Employee or his beneficiaries.

                 (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (3) If at any time the Trustee has determined that the Company is Insolvent, then the Trustee shall discontinue payments to the Employee or his beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors with respect to benefits due under the Deferred Compensation Agreement or otherwise.

                 (4) The Trustee shall resume the payment of benefits to the Employee or his beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Employee or his beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                        SECTION 4.  PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Employee and his beneficiaries pursuant to the terms of the Deferred Compensation Agreement.

                      SECTION 5.  INVESTMENT AUTHORITY.

         In no event may the Trustee Invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amounts held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Employee.
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                     SECTION 6.  DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                     SECTION 7.  ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investment, receipts, disbursements and other transactions effected by it, including a description if all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                     SECTION 8.  RESPONSIBILITY OF TRUSTEE.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matter s would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Deferred Compensation Agreement or this trust and is given in writing by the Company. In the event of a dispute between the Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trusts's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, then the Trustee shall have no power to name a beneficiary of the policy other then the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any persons the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to Trustee pursuant to the Trust Agreement, or applicable law, the Trustee shall no have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue code.

               SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE.

         The Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE.
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         (a) The Trustee may resign at any time by written notice to the
Company, which shall be effective, 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, then the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions.

                     SECTION 11.  APPOINTMENT OF SUCCESSOR.

         (a) If the Trustee resigns or is removed in accordance with Section 10 (a) or (b) hereof, then the Company may appoint a third party, such as a bank trust department or other party that may be granted corporate Trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonable requested by the Company or the successor Trustee to evidence the transfer.

                     SECTION 12.  AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Deferred Compensation Agreement or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which the Employee and his beneficiaries are no longer entitled to benefits pursuant to the term of the Deferred Compensation Agreement. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

                          SECTION 13.  MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to the Employee and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

                          SECTION 14.  EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be December 26, 1996.

Witness/ Attest:                          Suburban Bank of Maryland

         /s/                                            /s/
Susan J. Hansen                           Winfield M. Kelly, Jr.
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Secretary

         /s/                                            /s/
Stephen C. Hosea                          Sibyl S. Malatras
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                                          Trustee